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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 333-49138, 033-22977, 33-22977 and 33-89930 on Form S-8 of Mesaba Holdings, Inc. and subsidiaries of our reports dated May 7, 2003 (June 2, 2003 as to Note 15), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures of financial statement amounts related to the the fiscal 2002 and 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures, appearing in this Annual Report on Form 10-K of Mesaba Holdings, Inc. and subsidiaries for the year ended March 31, 2003.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 27, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT